UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2010

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 18, 2010, Windstream Corporation (“Windstream” or the “Company”) issued a press release announcing the Company’s fourth quarter 2009 unaudited consolidated results of operations. The press release presents the Company’s consolidated results of operations measured under generally accepted accounting principles in the United States (“GAAP”) and certain unaudited pro forma results of operations from current businesses, which are not calculated in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

Windstream Corporation has entered into the following pending and completed transactions that may cause results reported under GAAP to be not necessarily indicative of future results:

Pending Transactions

•	On November 23, 2009, Windstream entered into a definitive agreement to acquire Iowa Telecommunications, Inc.

Completed Transactions

•	On February 8, 2010, Windstream completed the acquisition of NuVox, Inc.

•	On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”).

•	On November 10, 2009, Windstream completed the acquisition of D&E Communications, Inc. (“D&E”).

•	On August 21, 2009, Windstream completed the sale of its out of territory product distribution operations to Walker and Associates of North Carolina, Inc.

In addition, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

The Company’s press release includes a presentation of unaudited pro forma results of operations that either includes or excludes the following items when compared to measures prepared in accordance with GAAP:

Includes:

•	Preacquisition results of operations of Lexcom and D&E, and

Excludes:

•	Merger and integration costs associated with the transactions discussed above,

•	Results from the out of territory product distribution operations, and

•	A non-cash impairment charge totaling $6.5 million on acquired assets held for sale.

Windstream’s purpose for including the preacquisition results of D&E and Lexcom and for excluding non-recurring items and the results of the disposed operations is to improve the comparability of results of operations for periods in 2008 to the results of operations for the same periods of 2009 in order to focus on the true earnings capacity associated with providing telecommunication services. The Company uses pro forma results from current businesses as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

The Company’s press release, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. The Company will also at times make reference to pro forma OIBDA, which is also a non-GAAP measure. Pro forma OIBDA adjusts OIBDA for the items that are either included or excluded from pro forma results. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.

In addition, from time to time the Company’s communications will also include the following non-GAAP measures:

•

Pro forma adjusted OIBDA, defined as pro forma OIBDA adjusted to exclude the impacts of pension expense, restructuring charges and restricted stock expense. Pro forma adjusted OIBDA provides the investor useful information about the Company’s operating performance before the impacts of certain non-cash items and restructuring charges.

•

Net debt, defined as consolidated debt including current maturities, less cash and cash equivalents. The Company believes net debt provides useful information to investors about the Company’s capital structure.

•

Free cash flow, defined as net cash provided from operations less net cash used in the procurement of property, plant and equipment. The Company believes free cash flow provides the investor useful information about cash available to pay dividends.

•

Dividend payout ratio, defined as dividends paid on common shares divided by free cash flow. The Company believes the dividend payout ratio provides the investor useful information about its remaining investable funds after the payment of dividends to shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated February 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	Chief Financial Officer

February 18, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated February 18, 2010

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